                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-41915) of Southwest Royalties, Inc. of our report dated October 7, 1997 relating to the Historical Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquisition, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas

January 28, 1998